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EXHIBIT 1

                             Joint Filing Agreement

The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of Southern Energy Homes, Inc at March 31, 2001.



WILLIAM J. NASGOVITZ

By: /s/ PAUL T. BESTE
    ----------------------------------------
    Paul T. Beste
As Attorney in Fact for William J. Nasgovitz



HEARTLAND ADVISORS, INC.


By: /s/ PAUL T. BESTE
    ---------------------------------------
    Paul T. Beste
    Chief Operating Officer